UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2013

TRANS WORLD ENTERTAINMENT CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-14818	14-1541629
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

38 Corporate Circle,

Albany, New York 12203

(Address of principal executive offices)

(518) 452-1242

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

At the Annual Meeting, the stockholders of the Company voted on the following proposals, which are more fully described in our proxy statement:

Proposal No. 1 – Election of Directors; and

Proposal No. 2 – Advisory Vote to Approve Named Executive Officer Compensation; and

Proposal No. 3 – Advisory Vote on Frequency of Holding Future Advisory Votes on Executive Compensation; and

On the record date for the Annual Meeting, there were 33,063,582 shares issued, outstanding and entitled to vote. Shareholders holding 25,540,233 shares were present at the meeting, in person or represented by proxy. The results of the voting at the Annual Meeting were as follows:

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Director	Votes For	Votes Against	Broker Non-Votes

Robert J. Higgins	25,515,538	24,695	0
Isaac Kaufman	25,421,447	118,786	0
Robert Marks	25,470,868	69,365	0
Dr. Joseph Morone	25,470,968	69,265	0
Michael Nahl	25,470,950	69,283	0
Michael Solow	25,515,739	24,494	0

PROPOSAL NO. 2 - Advisory Vote to Approve Named Executive Officer Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes

21,639,870	1,986,974	1,913,389	0

PROPOSAL NO. 3 - Advisory Vote on Frequency of Holding Future Advisory Votes on Executive Compensation

One Year	Two Years	Three Years	Abstain

7,953,081	7,454	17,536,009	43,689

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 5, 2013	TRANS WORLD ENTERTAINMENT CORPORATION

	By:	/s/ John Anderson
Name: John Anderson Title: Chief Financial Officer

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